Exhibit 99.1

   ALIGN TECHNOLOGY, INC. REPORTS Q1 2005 REVENUES OF $51.2M AND EPS OF $0.03

    SANTA CLARA, Calif., April 20 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, today reported financial results for the first quarter of 2005. Total revenues for the first quarter of 2005 were $51.2 million, compared to $39.2 million in the first quarter of 2004, an increase of 30.5 percent.

    "We are pleased with the solid progress made in the first quarter, yet far from satisfied," stated Thomas M. Prescott, Align Technology's President and CEO. "2005 promises to be an important year for Align representing significant changes. We believe these changes will make us a better company and make Invisalign the best product for our customers. We are on track to providing customers with additional product options that will help expand their practices. And we are continuing our journey to make Invisalign the preferred alternative for straightening teeth and Align Technology a leader in the orthodontic industry."

    The net profit for the first quarter of 2005, as reported on a GAAP basis, was $1.9 million, or earnings per share (EPS) of $0.03. This compares to a GAAP net profit of $557 thousand for the first quarter of 2004, or EPS of $0.01 per share. For comparison purposes, this also compares to a non-GAAP net profit of $2.8 million for the first quarter of 2004 or non-GAAP EPS of $0.04. Non-GAAP net profit excludes the effects of stock-based compensation. The reconciliation of the GAAP to non-GAAP measurements for net profit and EPS for the first quarter of 2004 is set forth below within Align Technology's financial statements.

    As of March 31, 2005, Align had $69.5 million in cash, cash equivalents, and marketable securities, compared to $70.0 million as of December 31, 2004.

    Align Webcast and Conference Call

    Align Technology will host a webcast and conference call today, April 20, 2005 at 10:00 a.m. EDT, 7:00 a.m. PDT, to review the first quarter of 2005 results and discuss future operating trends and guidance. To access the webcast, click on "Webcasts & Presentations" on Align Technology's Investor Relations web site at http://investor.aligntech.com . To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will be available on our website. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 142992 followed by #. The replay may be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. EDT on May 5, 2005.

    About Align Technology, Inc.

    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in April 1997 and received FDA clearance to market Invisalign in 1998.

    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

    Forward-Looking Statements

    This news release contains forward-looking statements, including statements regarding Align's ability to provide its customers with additional product options to help expand their practice. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, Align's limited operating history, demand for Invisalign and acceptance of Invisalign and any new enhancements or new products by consumers and dental professionals, our ability to develop and successfully introduce new products, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, Align's ability to manage its rapid growth, competition from manufacturers of traditional braces and new competitors, Align's ability to comply with regulations enforced by the Food and Drug Administration and other regulatory authorities and risks related to any deterioration in the general economic condition or specifically in the markets in which Align sells its products. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 3, 2005, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

    Investor Relations Contact:               Press Contact:
    Barbara Domingo                           Shannon Henderson
    Align Technology, Inc.                    Ethos Communications, Inc.
    408-470-1204                              678-417-1767
    bdomingo@aligntech.com                    shannon@ethoscommunication.com

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                 Three Months Ended
                                           --------------------------------
(in thousands, except per share data)      March 31, 2005    March 31, 2004
----------------------------------------   --------------   --------------
Revenues                                   $       51,155    $       39,205

Cost of revenues                                   15,478            13,393

Gross profit                                       35,677            25,812

Operating expenses:

Sales and marketing                                19,134            13,272
General and administrative                          9,511             8,277
Research and development                            4,903             3,346

Total operating expenses                           33,548            24,895

Profit from operations                              2,129               917

Interest and other income (expense), net              (60)             (227)
Provision for income taxes                           (206)             (133)

Net profit                                 $        1,863    $          557

Net profit per share
  - basic                                  $         0.03    $         0.01
  - diluted                                $         0.03    $         0.01

Shares used in computing net profit
 per share
 - basic                                           61,246            59,091
 - diluted                                         63,148            64,559

ALIGN TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                                              March 31,      December 31,
(in thousands)                                  2005             2004
----------------------------------------   --------------   --------------
                 ASSETS

Current assets:
Cash and cash equivalents                  $       68,988   $       69,659
Restricted cash                                       293              303
Marketable securities, short-term                     250               --
Accounts receivable, net                           31,875           28,809
Inventories, net                                    3,071            2,852
Other current assets                                6,450            5,211
  Total current assets                            110,927          106,834

Property and equipment, net                        22,105           21,702
Other long-term assets                              3,639            2,176

    Total assets                           $      136,671   $      130,712

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable                           $        3,018   $        3,361
Accrued liabilities                                23,567           23,481
Deferred revenue                                   17,996           16,257
Debt obligations, current portion                   1,349            1,849
  Total current liabilities                        45,930           44,948

Other long-term liabilities                            35               25

  Total liabilities                                45,965           44,973

Total stockholders' equity                         90,706           85,739

    Total liabilities and
     stockholders' equity                  $      136,671   $      130,712

ALIGN TECHNOLOGY, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

    Use of Non-GAAP Financial Information

    To supplement our condensed consolidated financial statements presented on a GAAP basis, Align uses a non-GAAP measure of net profit, which is adjusted to exclude certain costs and expenses and any associated tax effects of such adjustments. We believe that our non-GAAP net profit gives an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, our non-GAAP net profit is among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information should not be considered in isolation or as a substitute for net profit prepared in accordance with generally accepted accounting principles in the United States of America.

                                                  Three Months Ended
                                           --------------------------------
(in thousands, except per share data)      March 31, 2005    March 31, 2004
----------------------------------------   --------------   ---------------
Revenues                                   $       51,155    $       39,205

Cost of revenues                                   15,478            12,995

Gross profit                                       35,677            26,210

Operating expenses:

Sales and marketing                                19,128            12,978
General and administrative                          9,505             7,122
Research and development                            4,903             2,976

Total operating expenses                           33,536            23,076

Profit from operations                              2,141             3,134

Interest and other income (expense), net              (60)             (227)
Provision for income taxes                           (206)             (133)

Net profit                                 $        1,875    $        2,774

Net profit per share
  - basic                                  $         0.03    $         0.05
  - diluted                                $         0.03    $         0.04

Shares used in computing net profit
 per share
  - basic                                          61,246            59,091
  - diluted                                        63,148            64,559

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP NET PROFIT TO ADJUSTED NON-GAAP NET PROFIT
(unaudited)

                                                  Three Months Ended
                                           -------------------------------
(in thousands)                             March 31, 2005   March 31, 2004
----------------------------------------   --------------   --------------
Calculation of non-GAAP net profit
 excluding special items:

Net profit                                 $        1,863   $          557

Items:
Stock-based compensation expense
 included in: (1)
 - cost of revenues                                    --              398
 - sales and marketing                                  6              294
 - general and administrative                           6            1,155
 - research and development                            --              370

Non-GAAP net profit excluding special
 items                                     $        1,875   $        2,774

(1) Stock-based compensation expense represents the amortization of deferred stock-based compensation recorded in connection with the granting of stock options to employees and non-employees. Stock-based compensation expense also includes the accelerated vesting of options to several employees in connection with severance packages.

SOURCE  Align Technology, Inc.
    -0-                             04/20/2005
    /CONTACT: investors, Barbara Domingo of Align Technology, Inc., +1-408-470-1204, or bdomingo@aligntech.com; or media, Shannon Henderson of Ethos Communications, Inc., +1-678-417-1767, or shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /